UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

JV GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21477	27-0514566
(Commission File Number)	(I.R.S. Employer Identification No.)

7609 Ralston Road, Arvada, CO 80002
(Address of principal executive offices) (Zip Code)

(303) 422-8127

(Registrant's telephone number, including area code)

_______________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01  Entry Into A Material Definitive Agreement

On December 11, 2015, JV Group, Inc. (the "Company") and Yeung Cheuk Hung, Top Growth Holdings Group, Inc. and Po Shu Michael Choy ("Stockholders") entered into a Share Purchase Agreement with Arcus Mining Holdings Limited, a Seychelles International Business Company ("Arcus") in which they agreed to sell 95,000,000 shares of restricted common stock to Arcus for $340,000 in cash, subject to the satisfaction of certain conditions. Closing is anticipated to be in late January 2016. Concurrently with the Closing, Yuen Ling Look, CEO and CFO and a director, along with two other directors will resign, subject to Notice to Shareholders under Section 14f of the Securities Exchange Act of 1934, andnew directors will been appointed at the request of Arcus. Following Closing Arcus will be the majority shareholder of the Company, owning approximately 96% of the Company's issued and outstanding common stock.

Arcus through its wholly owned subsidiaries is engaged in the exploration, mining, processing and sale of fluorite in Mongolia. Arcus intends to merge its mining business into the Company concurrently with Closing.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JV GROUP, INC.

(Registrant)

Date:  December 22, 2015

__/s/ Look Yuen Ling___________

Look Yuen Ling, President and CEO